Information contained in this prospectus supplement is subject to completion or amendment. The prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-293246
PRELIMINARY PROSPECTUS SUPPLEMENT (subject to completion)
(To prospectus dated February 6, 2026)
Issued July 7, 2026
Amazon.com, Inc.
$      FLOATING RATE NOTES DUE
$          % NOTES DUE
$          % NOTES DUE
$          % NOTES DUE
$          % NOTES DUE
$          % NOTES DUE
$          % NOTES DUE
$          % NOTES DUE

Amazon.com, Inc. is offering $        of our floating rate notes due     (the “floating rate notes”), $      of our    % notes due     (the “     notes”), $      of our    % notes due     (the “     notes”), $      of our    % notes due     (the “     notes”), $      of our    % notes due     (the “     notes”), $      of our    % notes due     (the “     notes”), $      of our    % notes due     (the “     notes”), and $      of our    % notes due     (the “     notes” and, together with the     notes, the     notes, the     notes, the     notes, the     notes, and the     notes, the “fixed rate notes”). The floating rate notes and the fixed rate notes are collectively referred to as the “notes.” The floating rate notes will bear interest at a floating rate equal to Compounded SOFR (as defined herein), reset quarterly, plus    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. The     notes will bear interest at a rate of    % per annum. We will pay interest quarterly on the floating rate notes on       ,       ,       , and       of each year, beginning on       , 2026. We will pay interest semi-annually on the fixed rate notes on       and       of each year, beginning on       , 2027. The floating rate notes will mature on       . The     notes will mature on       . The     notes will mature on       . The     notes will mature on       . The     notes will mature on       . The     notes will mature on       . The     notes will mature on       . The     notes will mature on       .

We may redeem some or all of any series of the fixed rate notes at any time at the applicable redemption prices as described under “Description of the Notes — Optional Redemption of Fixed Rate Notes.” The floating rate notes will not be redeemable prior to maturity. The notes are senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. There is no sinking fund for the notes. The notes are not, and are not expected to be, listed on any securities exchange or any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Amazon (before expenses)
Per floating rate note	%	%	%
Floating rate notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Per note	%	%	%
notes total	$	$	$
Total	$	$	$

(1)
Plus accrued interest, if any, from       , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes on or about          , 2026 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A.
Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any day prior to the business date before delivery will be required, by virtue of the fact that the notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors. See “Underwriting.”

Joint Book-Running Managers
Barclays Goldman Sachs & Co. LLC J.P. Morgan Morgan Stanley
       , 2026.

Prospectus Supplement
Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. The information contained in or incorporated by reference into this document is accurate only as of the date of this document, unless the information specifically indicates that another date applies.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “Amazon,” “we,” “us,” and “our” refer to Amazon.com, Inc. and its consolidated subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus provided in connection with this offering before deciding whether to invest in the notes offered by this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the notes offered by this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding Amazon.com, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at amazon.com/ir. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information contained in, or accessible through, such Internet address into this prospectus supplement.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position, made in or incorporated by reference into this prospectus supplement or the accompanying prospectus are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results and outcomes could differ materially for a variety of reasons, including, among others, fluctuations in foreign exchange rates and energy prices, changes in global economic conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending, inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which we enter into, maintain, and develop commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results or outcomes to differ significantly from management’s expectations, are described in greater detail in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, under “Item 1A of Part II — Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

S-iii

SUMMARY
You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which is incorporated by reference herein, in the other documents incorporated by reference, and in the other documents that we subsequently file with the SEC.
About Amazon
We seek to be Earth’s most customer-centric company. We are guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of our segments, we serve our primary customer sets, consisting of consumers, sellers, developers, enterprises, content creators, advertisers, and employees.
We have organized our operations into three segments: North America, International, and Amazon Web Services (“AWS”). These segments reflect the way the Company evaluates its business performance and manages its operations.
Consumers
We serve consumers through our online and physical stores and focus on selection, price, and convenience. We design our stores to enable hundreds of millions of unique products to be sold by us and by third parties across dozens of product categories. Customers access our offerings through our websites, mobile apps, Alexa, devices, streaming, and physically visiting our stores. We also manufacture and sell electronic devices, including Kindle, Fire tablet, Fire TV, Echo, Ring, Blink, and eero, and we develop and produce media content. We seek to offer our customers low prices, fast and free delivery, easy-to-use functionality, and timely customer service. In addition, we offer subscription services such as Amazon Prime, a membership program that includes fast, free shipping on tens of millions of items, access to award-winning movies and series, live sports, and other benefits.
We fulfill customer orders in a number of ways, including through: North America and International fulfillment networks that we operate; co-sourced and outsourced arrangements in certain countries; digital delivery; and through our physical stores. We operate customer service centers globally, which are supplemented by co-sourced arrangements.
Sellers
We offer programs that enable sellers to grow their businesses, sell their products in our stores, and fulfill orders using our services. We are not the seller of record in these transactions. We earn fixed fees, a percentage of sales, per-unit activity fees, interest, or some combination thereof, for our seller programs.
Developers and Enterprises
We serve developers and enterprises of all sizes, including start-ups, government agencies, and academic institutions, through AWS, which offers a broad set of on-demand technology services, including compute, storage, database, analytics, artificial intelligence and machine learning, and other services.
Content Creators
We offer programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers, and others to publish and sell content.
Advertisers
We provide advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.

Risk Factors
An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-7, as well as the other risk factors and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes.
Issuer
Amazon.com, Inc.
Securities Offered
$        of our floating rate notes due
$        of our    % notes due
$        of our    % notes due
$        of our    % notes due
$        of our    % notes due
$        of our    % notes due
$        of our    % notes due
$        of our    % notes due
Maturity Date
The floating rate notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
The     notes will mature on        .
Interest Rate
The floating rate notes will bear interest at a floating rate, reset quarterly, on each floating rate interest payment date (as defined herein), equal to Compounded SOFR plus    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
The     notes will bear interest at a rate of    % per annum.
Interest Payment Dates
We will pay interest on the floating rate notes quarterly in arrears on             ,              ,              , and               of each year, beginning on             , 2026.
We will pay interest on the fixed rate notes semi-annually in arrears on              and              of each year, beginning on              , 2027.

Ranking
The notes will be senior unsecured obligations of ours and will rank equally with all our other senior unsecured indebtedness from time to time outstanding.
Optional Redemption of Fixed Rate Notes
We may, at our option, redeem any series of fixed rate notes, in whole or in part, at any time prior to the applicable Par Call Date (defined herein) at a price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such fixed rate notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points in the case of the      notes, plus      basis points in the case of the      notes, plus      basis points in the case of the      notes, plus      basis points in the case of the      notes, plus      basis points in the case of the      notes, plus      basis points in the case of the      notes, and plus       basis points in the case of the       notes, less (b) interest accrued and unpaid thereon to, but not including, the redemption date, and (ii) 100% of the principal amount of the fixed rate notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
Notwithstanding the immediately preceding paragraph, we may, at our option, redeem any series of fixed rate notes, in whole or in part, at any time, on or after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the fixed rate notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
Notice of any redemption of the fixed rate notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.
The floating rate notes will not be redeemable prior to maturity.
For more information see “Description of the Notes — Optional Redemption of Fixed Rate Notes.”
Use of Proceeds
We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include, but are not limited to, repayment of debt, acquisitions, investments, working capital, investments in our subsidiaries, capital expenditures, and repurchases of outstanding shares of our common stock. For more information see “Use of Proceeds.”

Denominations
The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
Form of Notes
We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), as described under “Description of Debt Securities — Book-Entry, Delivery, and Form” in the accompanying prospectus.
Further Issuances
We may, without the consent of existing holders, increase the principal amount of any series of notes by issuing more notes of such series in the future, on the same terms and conditions (other than differences in the issue date, issue price, interest accrued prior to the issuance of such additional notes, and restrictions on transfer in respect of such additional notes) and with the same CUSIP number, ISIN, or other identifying number (unless the additional notes of a series are not fungible for U.S. federal income tax or securities law purposes with such series), in each case, as the notes being offered by this prospectus supplement. We do not plan to inform the existing holders if we re-open a series of notes to issue and sell additional notes of such series in the future. Additional notes issued in this manner will be consolidated with and will form a single series with the applicable series of notes being offered hereby (except to the extent set forth in this paragraph).
Risk Factors
You should consider carefully all the information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in any of the notes offered hereby.
Governing Law
The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.

Trustee, Registrar, and Paying
Agent
Computershare Trust Company, National Association
Calculation Agent for the Floating Rate Notes
Computershare Trust Company, National Association

RISK FACTORS
An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties, and assumptions that are set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 before investing in the notes.
In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.
The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The notes are obligations exclusively of Amazon.com, Inc. and not of any of our subsidiaries. Our operations are primarily conducted through our subsidiaries, which are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans, or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or establish, including the lenders under a secured revolving credit facility and the creditors for any additional secured debt to the extent of the value of the assets securing such indebtedness.
The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.
The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness outstanding from time to time. The indenture governing the notes and our existing outstanding senior notes, and the agreements governing our other debt, permit us and our subsidiaries to incur additional indebtedness, including secured debt. If we incur any additional secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization, or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including holders of our existing notes and our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and our existing notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution, or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.
The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.
The indenture for the notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow, or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other liabilities that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

•
limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes;

•
restrict our ability to repurchase or prepay our securities or other indebtedness;

•
restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

•
restrict our ability to enter into highly leveraged transactions; or

•
require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances, and events, such as certain acquisitions, refinancings, or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
Changes in our credit ratings may adversely affect your investment in the notes.
The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold, or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended, or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.
There may not be active markets for the notes.
Each series of notes will be a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot assure you that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes, your ability to sell your notes, or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates (particularly in the case of the fixed rate notes), our financial condition and results of operations, the then-current ratings assigned to the notes, and the market for similar securities. In addition, other factors being equal, an increase in the prevailing interest rates will cause the market price of the notes (and particularly the fixed rate notes) to decline.
Any trading markets that develop for the notes would be affected by many factors independent of and in addition to the foregoing, including the:
•
propensity of existing holders to trade their positions in the notes;

•
time remaining to the maturity of the notes;

•
outstanding amount of the notes;

•
redemption of the notes; and

•
level, direction, and volatility of market interest rates generally.

Redemption may adversely affect your return on the fixed rate notes.
We have the right to redeem some or all of the fixed rate notes of any series prior to maturity. We may redeem any series of the fixed rate notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the fixed rate notes.

The floating rate notes will bear additional risks.
The floating rate notes will bear interest at a floating rate and accordingly carry significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, political, regulatory, and judicial events and conditions, that are important in determining the existence, magnitude, and longevity of these risks and their results.
The future performance of the Secured Overnight Financing Rate (“SOFR”) cannot be predicted based on historical performance.
Publication of SOFR began in April 2018. The future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR going forward may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR will be positive. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index.
For each floating rate interest period (as defined herein), the interest rate will be based on Compounded SOFR, which will be calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes — Information About the SOFR and the SOFR Index,” not the SOFR rate published on or in respect of a particular date during such period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any respective floating rate interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during any respective floating rate interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such notes on the floating rate interest payment dates (as defined herein) for such period.
Compounded SOFR with respect to a particular floating rate interest period will only be capable of being determined near the end of such period.
The level of Compounded SOFR applicable to a particular floating rate interest period and, therefore, the amount of interest payable with respect to such period will be determined on the Floating Rate Interest Determination Dates (as defined herein) for such floating rate interest period. Because each such date is near the end of each floating rate interest period, you will not know the amount of interest payable with respect to a particular floating rate interest period until shortly prior to the related floating rate interest payment date, and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.
The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such notes.
The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the liquidity and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify, or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined.
If we or our designee (which may be the calculation agent only if the calculation agent consents to such appointment, a successor calculation agent, an independent financial advisor, or any other designee of ours) determine that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes during the relevant floating rate interest period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to collectively as a “Benchmark Replacement,” as further described under “Description of the Notes — Information About the SOFR and the SOFR Index.”
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee), (ii) the International Swaps and Derivatives Association (“ISDA”), or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “floating rate interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative, or operational matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes, and any other determinations, decisions, or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes, and the price at which you can sell the floating rate notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time, and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes, and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited, and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
We or our designee will make certain determinations with respect to the floating rate notes, which determinations may adversely affect the floating rate notes.
We or our designee may make certain determinations with respect to the floating rate notes as further described under “Description of the Notes — Information About the SOFR and the SOFR Index.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes — Information About the SOFR and the SOFR Index.” Any determination, decision, or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Our interests or the interests of such designee in making these determinations described above may be adverse to your interests as a holder of the floating rate notes. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes, and the price at which you can sell the floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, without the consent of holders, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event, and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes of, the return on the floating rate notes, and the price at which you can sell the floating rate notes. For further information regarding these types of determinations, see “Description of the Notes — Information About the SOFR and the SOFR Index.”

USE OF PROCEEDS
The net proceeds from the sale of the notes are estimated to be approximately $      , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. The net proceeds from the sale of the notes will be used for general corporate purposes, which may include, but are not limited to, repayment of debt, acquisitions, investments, working capital, investments in our subsidiaries, capital expenditures, and repurchases of outstanding shares of our common stock. Such net proceeds may be temporarily invested by us in interest-bearing securities prior to use.

DESCRIPTION OF THE NOTES
The following is a description of the particular terms of the floating rate notes and the fixed rate notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the base indenture, dated as of November 29, 2012, as amended by supplemental indenture no. 1 thereto, between us and Computershare Trust Company, National Association, as indenture trustee, which we refer to as the indenture, including a supplement or an officers’ certificate pursuant to that indenture for the notes. You may review a copy of the indenture through the SEC’s website listed in “Where You Can Find More Information” in this prospectus supplement. You may also request a copy of the indenture from us as set forth in “Information Incorporated by Reference” in this prospectus supplement. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.
Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture and the Trust Indenture Act of 1939, as amended.
Certain Terms of the Floating Rate Notes due
We are offering $      principal amount of the floating rate notes due    as a series of notes under the indenture. The entire principal amount of the floating rate notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on         . The floating rate notes will bear interest at a floating rate equal to Compounded SOFR, reset quarterly, plus     % per annum, computed on the basis of a 360-day year for the actual number of days elapsed during the period, beginning on           , 2026. Interest on the floating rate notes will accrue from and including the most recent floating rate interest payment date or, if no interest has been paid, from the settlement date of the floating rate notes. We will pay interest on the floating rate notes quarterly in arrears on         ,         ,         , and         of each year, beginning on         , 2026 (each, a “floating rate interest payment date”), subject to adjustment as provided below if any such date is not a business day, and at maturity, to the record holders at the close of business on the preceding         ,         ,         , or         of the applicable floating rate interest payment date (whether or not a business day).
The interest rate for any floating rate interest period will be Compounded SOFR as determined on the applicable Floating Rate Interest Determination Date, plus    % per annum. As further described herein, on each Floating Rate Interest Determination Date relating to the applicable floating rate interest payment date, the calculation agent will calculate the amount of accrued interest payable on the floating rate notes by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant floating rate interest period multiplied by (b) the quotient of the actual number of calendar days in such floating rate interest period divided by 360. In no event will the interest rate on the floating rate notes be (i) higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application, or (ii) less than zero.
“Floating rate interest period” means (i) the period from and including any floating rate interest payment date (or, with respect to the initial floating rate interest period only, from and including         , 2026) to, but not including, the next succeeding floating rate interest payment date, or (ii) in the case of the last such period, from and including the floating rate interest payment date immediately preceding the maturity date of the floating rate notes to, but not including, such maturity date.
If any floating rate interest payment date (other than the maturity date of the floating rate notes) falls on a day that is not a business day, the applicable floating rate interest payment date will be the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the applicable floating rate interest payment date will be the immediately preceding business day. If the maturity date of the floating rate notes falls on a day that is not a business day, the payment of principal, premium, if any, or interest, will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.
For the avoidance of doubt, in accordance with the benchmark replacement provisions under “— Information About the SOFR and the SOFR Index,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period on the floating rate notes will be an annual rate equal to the Benchmark Replacement plus    %.
Information About the SOFR and the SOFR Index
Publication of the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows the calculation of Compounded SOFR averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations, and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices, or availability of the SOFR Index at any time without notice. The interest rate for any floating rate interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that floating rate interest period has been determined after the initial issuance of the floating rate notes.
Compounded SOFR
“Compounded SOFR” with respect to any floating rate interest period will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days (as defined herein) preceding the first date of the relevant floating rate interest period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the applicable floating rate interest payment date relating to such floating rate interest period (or in the final floating rate interest period, preceding the maturity date of the floating rate notes); and
“dc” is the number of calendar days in the relevant Observation Period (as defined herein).
For purposes of determining Compounded SOFR,
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee (which may be the calculation agent only if the calculation agent consents to such appointment, a successor calculation agent, an independent financial advisor, or any other designee of ours) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(i)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(ii)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(iii)
the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(i)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of floating rate interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative, or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(i)
in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)
in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(i)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(ii)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Floating Rate Interest Determination Date” means the date two U.S. Government Securities Business Days (as defined herein) preceding each floating rate interest payment date (or in the final floating rate interest period, preceding the maturity date of the floating rate notes).
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Observation Period” means, in respect of each floating rate interest period, the period from and including the date two U.S. Government Securities Business Days (as defined herein) preceding the first date in such floating rate interest period to, but not including, the date two U.S. Government Securities Business Days preceding the floating rate interest payment date for such floating rate interest period (or in the final floating rate interest period, preceding the maturity date of the floating rate notes).
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time (as defined herein) and (ii) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(i)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(ii)
if a SOFR Index value does not so appear as specified in clause (i) above at the SOFR Index Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effects of a Benchmark Transition Event” provisions described below.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday, or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee (which may be the calculation agent only if the calculation agent consents to such appointment, a successor calculation agent, an independent financial advisor, or any other designee of ours) determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “— Effects of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each floating rate interest period will be an annual rate equal to the Benchmark Replacement plus any applicable margin.
SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the relevant Floating Rate Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the relevant floating rate interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR averages compounding formula and related definitions to “Calculation Period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effects of a Benchmark Transition Event
(i)
Benchmark Replacement.   If we or our designee (which may be the calculation agent only if the calculation agent consents to such appointment, a successor calculation agent, an independent financial advisor, or any other designee of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii)
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)
Decisions and Determinations.   Any determination, decision, or election that may be made by us (or our designee) pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate, or adjustment, or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•
will be conclusive and binding absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision, or election to which we object; and

•
notwithstanding anything to the contrary in the indenture or the floating rate notes shall become effective without consent from the holders of such floating rate notes or any other party.

Neither the trustee nor the calculation agent shall be under any obligation (i) to monitor, determine, or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine, or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine, or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, Floating Rate Interest Determination Dates, or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the trustee, the paying agent, and the calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.
Neither the trustee nor the calculation agent shall be liable for any inability, failure, or delay on its part to perform any of its duties set forth in this prospectus supplement or in the calculation agent agreement as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error, or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice, or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. Neither the trustee nor the calculation agent shall be responsible or liable for our actions or omissions, or for those of our designee, nor shall either the trustee or the calculation agent be under any obligation to oversee or monitor our performance or that of such designee. We will notify the trustee and the calculation agent in writing of the party that has been appointed as our designee.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on           . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on           and           of each year, beginning on           , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding           and           , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with

the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on           . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on           and           of each year, beginning on           , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding           and           , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on          . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on           and           of each year, beginning on           , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding           and           , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on           . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on           and           of each year, beginning on           , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding           and           , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on          . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on           and          of each year, beginning on          , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding          and          , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on          . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on          and          of each year, beginning on          , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding          and          , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.
Certain Terms of the    % Notes due
We are offering $      principal amount of the    % notes due     as a series of notes under the indenture. Unless an earlier redemption has occurred, the entire principal amount of the     notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on          . The     notes will bear interest at the rate of    % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on          and          of each year, beginning on          , 2027, to the persons in whose names the     notes are registered at the close of business on the preceding          and          , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable (other than any maturity date or earlier date of redemption) on the     notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date. If any maturity date or earlier date of redemption of the     notes is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no additional interest will accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.

General
We may, without the consent of existing holders, increase the principal amount of the notes of any series by issuing more such notes in the future, on the same terms and conditions (other than differences in the issue date, issue price, interest accrued prior to the issue date of such additional notes, and restrictions on transfer in respect of such additional notes) and with the same CUSIP, ISIN or other identifying number (unless the additional notes of a series are not fungible for U.S. federal income tax or securities law purposes with such series, in which case such additional notes will have one or more separate CUSIP, ISIN or other identifying numbers), in each case, as the notes of the relevant series being offered by this prospectus supplement. We do not plan to inform the existing holders if we re-open a series of the notes to issue and sell additional notes of such series in the future. Additional notes of a series issued in this manner will be consolidated with and will form a single series with the applicable series of the notes being offered hereby, except as set forth in this paragraph.
In some circumstances, we may elect to discharge our obligations under a series of notes through full defeasance or covenant defeasance. See “— Defeasance” below for more information.
We will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.
Denominations
The notes of each series will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Ranking
The notes will be senior unsecured obligations of ours and will rank equally with all our other senior unsecured indebtedness from time to time outstanding.
Optional Redemption of Fixed Rate Notes
The floating rate notes are not redeemable prior to maturity.
Each series of fixed rate notes may be redeemed in whole at any time or in part from time to time prior to the applicable Par Call Date, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points in the case of the     notes, plus     basis points in the case of the       notes, plus     basis points in the case of the     notes, plus     basis points in the case of the     notes, plus     basis points in the case of the     notes, plus     basis points in the case of the     notes, and plus     basis points in the case of the     notes, less (b) interest accrued and unpaid thereon to, but not including, the redemption date, and

(ii)
100% of the principal amount of the fixed rate notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the applicable Par Call Date, the Company may redeem each series of fixed rate notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the fixed rate notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We will be responsible for calculating the applicable redemption price.
If money sufficient to pay the redemption price of and accrued interest on the series of fixed rate notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before 11:00 a.m., New York City time on the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such notes (or such portion thereof)

called for redemption and such notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.
“Par Call Date” means, in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes), in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes), in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes), in the case of the       notes,          (the date that is     months prior to the maturity date of the     notes), in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes), in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes), and, in the case of the     notes,          (the date that is     months prior to the maturity date of the     notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot, or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, Euroclear, or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.
Notice of any redemption of the notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.
Global Securities; Book-Entry Notes
We expect the notes will be issued in the form of global securities held by DTC and its participants, including Euroclear and Clearstream as described under “Description of Debt Securities — Book-Entry, Delivery, and Form” in the accompanying prospectus.
Defeasance
The defeasance provisions of the indenture described under the caption “Description of Debt Securities — Defeasance” in the accompanying prospectus will apply to the notes.
Sinking Fund
There will not be a sinking fund for the notes.
Governing Law
The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.
Calculation Agent
Computershare Trust Company, National Association will initially act as the calculation agent with respect to the floating rate notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations issued under the Code, judicial authority, and administrative rulings and practice, all as of the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning, or disposing of the notes could differ from those described below. This summary deals only with purchasers who purchase the notes at their “issue price” (i.e., the first price at which a substantial amount of the applicable series of notes is sold for cash to purchasers, not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) for cash and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally assets that are held as investments).
This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules such as banks, financial institutions, insurance companies, entities that are treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities for U.S. federal income tax purposes or investors in such entities, regulated investment companies, real estate investment trusts, tax-exempt investors, dealers or traders in securities or currencies, U.S. expatriates, persons holding the notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for tax purposes, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, or U.S. holders (as defined herein) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under any U.S. minimum tax rules, U.S. federal estate or gift tax laws, the tax laws of any U.S. state or locality, any non-U.S. tax laws, or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.
As used herein, the term “U.S. holder” means a beneficial owner of the notes that is, or is treated for U.S. federal income tax purposes as,
•
an individual that is a citizen or resident of the United States,

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein, or the District of Columbia,

•
an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner, other than any entity or arrangement treated as a partnership for U.S. federal income tax purposes, of notes that is not a U.S. holder.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of the notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of purchasing, holding, and disposing of the notes.
Investors should consult their tax advisors concerning the tax consequences of the purchase, ownership, and disposition of the notes, including any U.S. federal tax consequences and the tax consequences under the laws of any non-U.S., state, local, or other taxing jurisdictions and the possible effects on investors of changes in U.S. federal or other tax laws.

U.S. Holders
The following discussion applies to U.S. holders.
Interest
It is expected, and therefore this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. As a result, interest on a note will generally be includable by a U.S. holder as interest income at the time it accrues or is received in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.
Sale, Exchange, Retirement, Redemption, or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid stated interest, which will be taxed as ordinary income for U.S. federal income tax purposes to the extent not previously included in income) and (ii) the U.S. holder’s adjusted tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note. A U.S. holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year at the time of disposition. The deductibility of capital losses is subject to limitations. Long-term capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates.
Medicare Tax
A U.S. holder that is an individual, estate, or a trust that does not fall into a special category of trusts that is exempt from such tax will be subject to an additional 3.8% Medicare tax on the lesser of (i) the U.S. holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate, or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Backup Withholding and Information Reporting
In general, a U.S. holder will be subject to backup withholding with respect to cash payments in respect of interest or the gross proceeds from dispositions of notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations, and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) timely provides us or the applicable withholding agent with a social security number or other taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt from these rules will generally be subject to information reporting requirements. A U.S. holder who does not provide us or the applicable withholding agent with the correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. The applicable withholding agent will generally report to the holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the notes as required by the Code and applicable Treasury Regulations.

Non-U.S. Holders
The following discussion applies to non-U.S. holders.
Interest
Subject to the discussions in “— Backup Withholding and Information Reporting” and “— FATCA” below, under the “portfolio interest exemption,” payments of interest to a non-U.S. holder will not be subject to U.S. federal income tax or withholding, provided that:
•
the interest paid on the note is not income that is effectively connected with a United States trade or business carried on by the non-U.S. holder (“ECI”);

•
the non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•
the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote; and

•
certain certification requirements are met.

If these conditions are not met, interest on the notes paid to a non-U.S. holder will generally be subject to U.S. federal withholding tax at a 30% rate unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute or successor form), or (ii) the interest is ECI subject to U.S. federal income tax on a net income basis (as described below) and the non-U.S. holder complies with applicable certification requirements by providing a properly completed and duly executed IRS Form W-8ECI (or a suitable substitute or successor form).
If the interest on the notes is ECI, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax (and withholding tax, if applicable) in the manner specified by the treaty and will generally be subject to U.S. federal income tax on a net income basis only if such income is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States. If the interest on the notes is subject to U.S. federal income tax on a net income basis, the 30% withholding tax described above will not apply, provided the appropriate documentation is provided to us or the applicable withholding agent. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate.
Sale, Exchange, Retirement, Redemption, or Other Taxable Disposition of Notes
Subject to the discussions in “— Backup Withholding and Information Reporting” and “— FATCA” below, a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on gain (other than any amount allocable to accrued and unpaid interest, which would be treated as interest and subject to the rules discussed above in “— Interest”) realized on a sale, exchange, redemption, retirement, or other taxable disposition of the notes unless:
•
the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base maintained by the non-U.S. holder), or

•
in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, the holder will be taxed on the net gain derived from the disposition under the graduated U.S. federal income tax rates that are applicable to U.S. persons. If the non-U.S. holder is a non-U.S. corporation, it may also be subject to the branch profits tax described above under “— Interest.”

If an individual non-U.S. holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the gain derived from the disposition exceeds such holder’s capital losses allocable to sources within the United States for the taxable year of the sale.
Backup Withholding and Information Reporting
Generally, we or the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding (if any) may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is organized under the provisions of an applicable income tax treaty. A non-U.S. holder will generally not be subject to backup withholding with respect to payments of principal or interest on the notes by us or the applicable withholding agent if a holder certifies its status as a non-U.S. person under penalties of perjury or otherwise establishes an exemption (provided that neither we nor the applicable withholding agent has actual knowledge that it is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds of the disposition of notes to or through the United States office of a United States or non-U.S. broker will be subject to information reporting and backup withholding unless the non-U.S. holder provides the certification described above or otherwise establishes an exemption. The proceeds of a disposition effected outside the United States by a holder of the notes to or through a non-U.S. office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for U.S. tax purposes, a U.S. person, a controlled foreign corporation, a non-U.S. person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a non-U.S. partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of such holder’s status as a non-U.S. person and has no actual knowledge to the contrary or unless such holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code, Treasury Regulations promulgated thereunder, and applicable administrative guidance (collectively, “FATCA”), a 30% U.S. federal withholding tax will generally apply to payments of interest on the notes made to (i) a foreign financial institution (whether such foreign financial institution is a beneficial owner or an intermediary), unless such institution undertakes either under an agreement with the U.S. Department of the Treasury or an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Department of the Treasury to generally identify accounts held by certain U.S. persons and non-U.S. entities with substantial U.S. owners, annually report certain information about such accounts and withhold 30% on payments made to non-compliant foreign financial institutions and certain other account holders, or such institution qualifies for an exemption from these rules or (ii) a non-financial foreign entity (whether such non-financial foreign entity is a beneficial owner or an intermediary), unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity and meets certain other specified requirements or such entity qualifies for an exemption under these rules. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the notes (including retirement or redemption), proposed Treasury Regulations have been issued that, if finalized, will eliminate FATCA withholding on payments of gross proceeds entirely. Although these proposed Treasury Regulations are not final, the preamble to these proposed Treasury Regulations indicates that taxpayers may rely on them pending their finalization.

Prospective investors are urged to consult their own tax advisors regarding the application of FATCA to the notes.
The U.S. federal income tax discussion set forth above as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership, and disposition of the notes, including the tax consequences under state, local, non-U.S., and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:
Underwriters	Principal amount of floating rate notes	Principal amount of notes	Principal amount of notes	Principal amount of notes	Principal amount of notes	Principal amount of notes	Principal amount of notes	Principal amount of notes
Barclays Capital Inc.	$	$	$	$	$	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	$	$	$	$	$	$	$	$
The underwriters are offering the notes subject to their acceptance of the notes from us, subject to prior sale, and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the floating rate notes,    % of the principal amount of the      notes,     % of the principal amount of the      notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes, and    % of the principal amount of the      notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed    % of the principal amount of the floating rate notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes,     % of the principal amount of the      notes,    % of the principal amount of the      notes,    % of the principal amount of the      notes, and    % of the principal amount of the      notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:
Paid by Us
Per floating rate note		%
Floating rate notes total	$
Per note		%
notes total	$
Per note		%
notes total	$
Per note		%
notes total	$
Per note		%
notes total	$

Paid by Us
Per note		%
notes total	$
Per note		%
notes total	$
Per note		%
notes total	$
Total	$
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $      million.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the notes. Specifically, the underwriters may over allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. For example, affiliates of certain of the underwriters, including Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are lenders under certain of the Company’s credit facilities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of the Company (directly, as collateral securing other obligations or otherwise), and/or persons and entities with relationships with the Company. If any of the underwriters or their respective affiliates have a lending relationship with the Company, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.
We expect that delivery of the notes will be made against payment therefor on or about           , 2026, which is the        business day following the date of pricing of the notes (such settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+   , to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold, distributed, or otherwise made available to and should not be offered, sold, distributed, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering, selling, or distributing packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering, selling, or distributing the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
In the EEA, this prospectus supplement and the accompanying prospectus are only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “European Economic Area”) and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement, the accompanying prospectus, or any of their contents.
United Kingdom
The notes are not intended to be offered, sold, distributed, or otherwise made available to and should not be offered, sold, distributed, or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) the expression “retail investor” means a person who is either one (or both) of the following: (i) not a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no disclosure document required by the UK Financial Conduct Authority (“FCA”) Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling, or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling, or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (the “PRM Sourcebook”). For the avoidance of doubt, whilst this document is referred to as a ‘prospectus supplement’ and there are references herein to a ‘prospectus’, neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK POATRs or the PRM Sourcebook.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and, accordingly, are not being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section “United Kingdom”) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships, and trustees of high value trusts as described in Article 49(2)(a) to (c) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying prospectus, or any of their contents.

Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

VALIDITY OF THE NOTES
Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the notes on our behalf. Davis Polk & Wardwell LLP, Redwood City, California, will pass upon certain legal matters for the underwriters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025 as set forth in their reports, which are incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 6, 2026;

•
The information responsive to part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 provided in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2026;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on April 30, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on February 27, 2026 (with respect to information filed pursuant to Items 1.01 and 8.01 only), March 13, 2026, March 16, 2026, May 22, 2026, June 10, 2026, and June 12, 2026; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities made under this prospectus supplement; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus supplement, if such person makes a written or oral request directed to:
Amazon.com, Inc.
ATTN: Investor Relations
P.O. Box 81226
Seattle, WA 98108-1226
(206) 266-1000

PROSPECTUS
Amazon.com, Inc.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares, or purchase contracts, as well as units that include any of these securities or securities of other entities, separately or together in any combination. The senior or subordinated debt securities may consist of debentures, notes, or other types of debt. The senior or subordinated debt securities, preferred stock, warrants, and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock, other securities of ours, or debt or equity securities of one or more other entities.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “AMZN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers, agents, or other third parties, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus.

Our principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109. Our telephone number is (206) 266-1000.

Investing in our securities involves certain risks. You should read this prospectus and the applicable prospectus supplement carefully before you invest. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 6, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Registrant,” “Amazon,” “we,” “us,” and “our” refer to Amazon.com, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding Amazon.com, Inc. and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.amazon.com/ir. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and exhibits furnished in connection with such items):
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 6, 2026;

•
The description of our common stock, par value $0.01, contained in our Registration Statement on Form 8-A, filed with the SEC on May 2, 1997, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on January 31, 2020, and as subsequently amended or updated; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC and exhibits furnished in connection with such items. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, if such person makes a written or oral request directed to:
Amazon.com, Inc.
ATTN: Investor Relations
P.O. Box 81226
Seattle, WA 98108-1226
(206) 266-1000
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position, made in or incorporated by reference into this prospectus are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results and outcomes could differ materially for a variety of reasons, including, among others, fluctuations in foreign exchange rates and energy prices, changes in global economic conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending, inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which we enter into, maintain, and develop commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results or outcomes to differ significantly from management’s expectations, are described in greater detail in our Annual Report on Form 10-K for the annual period ended December 31, 2025, under “Item 1A of Part I — Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
ABOUT THE REGISTRANT
We seek to be Earth’s most customer-centric company. We are guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of our segments, we serve our primary customer sets, consisting of consumers, sellers, developers, enterprises, content creators, advertisers, and employees.
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any offering for general corporate purposes, which may include, but are not limited to, repayment of debt, acquisitions, investments, working capital, investments in our subsidiaries, capital expenditures, and repurchases of outstanding shares of common stock. Net proceeds may be temporarily invested prior to use.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Amazon.com, Inc. will be the issuer of any debt securities we may offer and references to “we,” “our,” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, any senior debt securities will be issued under the indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Computershare Trust Company, National Association as successor to Wells Fargo Bank, National Association, as trustee, which we refer to as the senior indenture. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Registrant, an officers’ certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of, and premium, if any, and interest on, the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail, or other means if other than as set forth in the applicable indenture;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

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if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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any provisions granting special rights to holders when a specified event occurs;

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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on which they will be sold;

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any guarantees on the debt securities;

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the provisions, if any, relating to any security provided for the debt securities of the series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

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if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

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any and all additional, eliminated, or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

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the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Selection and Notice
If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption by lot, based on the applicable procedures of The Depository Trust Company (“DTC”).
No debt securities in principal amount of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in cases of notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.
If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. For debt securities issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions of the debt securities called for redemption.
The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear, or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, we shall file with the trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).
Events of Default & Effects of an Event of Default
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture, officers’ certificate, or resolution of our board of directors pursuant to which a series of debt securities is issued:
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failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

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failure to pay principal of (or premium, if any, on) any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of the debt securities of such series;

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failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

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failure to comply with any of the covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that we included in the indenture solely for the benefit of another series of debt securities) for 90 days after there has been given, by registered or certified mail, to us by the trustee or to us by the holders of at least 25% in principal amount of all outstanding debt securities of a series affected by that failure, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

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certain events involving our bankruptcy, insolvency, or reorganization; and

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any other Event of Default provided in the supplemental indenture, officers’ certificate, or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the debt securities of such series then outstanding may in some cases rescind this accelerated payment requirement.
A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

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the holder furnishes to the trustee indemnity reasonably satisfactory to the trustee against loss, liability, or expense;

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the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

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during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series. In most cases, holders of a majority in principal amount of the debt securities of any series then outstanding may direct the time, method, and place of:
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conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

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exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture, and we are required upon becoming aware of any default or Event of Default, to deliver to the trustee a written statement specifying such default or Event of Default.
Covenants
Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction.
Consolidation, Merger, or Sale
We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the debt securities by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, or interest on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding debt securities affected thereby, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):
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reduce the percentage in principal amount of debt securities, the consent of whose holders is required for any amendment, supplement, or waiver;

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reduce the rate of or change the time for payment of interest on the debt securities;

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reduce the principal or change the stated maturity of any debt securities of any series;

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reduce any premium payable on the redemption of any debt security, change the time at which any debt security may or must be redeemed or alter or waive any of the provisions with respect to the redemption of such debt securities;

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make payments on any debt security payable in currency other than as originally stated in such debt security;

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impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or

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waive a continuing default or event of default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the applicable debt securities in certain circumstances, including:
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to cure any ambiguity, omission, defect, or inconsistency;

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to provide for the assumption of our obligations under the indenture by a successor or transferee upon any merger, consolidation, or asset transfer;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

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to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

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to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;

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to add additional Events of Default with respect to any series of debt securities;

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to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

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to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;

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to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

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to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

The holders of not less than a majority in principal amount of the debt securities of each series then outstanding may on behalf of the holders of all of the debt securities of such series waive any past default with respect to those debt securities, except a default in the payment of the principal of or interest on any debt security of such series (provided, that the holders of a majority in principal amount of the debt securities of each series then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series that does not have the benefit of such covenant, Event of Default or other provision. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment, or waiver, but it shall be sufficient if such consent approves the substance of it.
Information Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign, or obtain an order from the SEC permitting it to remain as trustee.
Paying Agent, Registrar, and Transfer Agent
For any debt securities we issue, we will maintain one or more paying agents (each, a “Paying Agent”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Paying Agent.
We will also maintain one or more registrars (each, a “Registrar”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as Registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Registrar.
We will also maintain one or more transfer agents (each, a “Transfer Agent”). Each Transfer Agent shall perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Transfer Agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as Transfer Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Transfer Agent.
The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time, and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.
Governing Law
The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
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we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture;

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all outstanding securities of such series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or
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we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.
Defeasance
The term defeasance means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:
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we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

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we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain, or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, we expect the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Book-Entry, Delivery, and Form
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.
Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)  DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days; or
(2)  we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect.
These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream or Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

DESCRIPTION OF COMMON STOCK
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMZN.” All outstanding shares of common stock are validly issued, fully paid, and nonassessable.
The following description of the terms of our common stock is not complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), both of which are exhibits to this prospectus.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. There is no provision for cumulative voting with regard to the election of directors.
Dividend and Liquidation Rights
Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors from funds legally available therefor and are entitled, in the event of a liquidation, to share ratably in all assets available for distribution after payment of all debts.
Other Rights
The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.
Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws, and Delaware Law
Various provisions contained in our Certificate of Incorporation, our Bylaws, and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Amazon or its management.
Certificate of Incorporation and Bylaws
Provisions in our Certificate of Incorporation and our Bylaws:
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authorize our board of directors to establish one or more series of any class or classes of our stock, the terms of which can be determined by the board of directors at the time of issuance;

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do not authorize cumulative voting; and

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allow our directors to fill any vacancies on our board of directors, including vacancies resulting from a board of directors resolution to increase the number of directors.

Transfer Agent
Computershare, Inc. serves as transfer agent and registrar for our common stock.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, warrants, or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for us or our respective affiliates, in the ordinary course of business.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.